Exhibit 99.1

RepliGen	Repligen Corporation 41 Seyon Street Building #1, Suite 100 Waltham, Massachusetts 02453 Telephone: 781-250-0111 Telefax: 781-250-0115
FOR IMMEDIATE RELEASE

CONTACT:

Laura Whitehouse

VP, Market Development

(781) 419-1812

Repligen Elects Glenn L. Cooper, M.D. to the Board of Directors

WALTHAM, MA – August 25, 2009 – Repligen Corporation (NASDAQ: RGEN) announced today that Glenn L. Cooper, M.D. has been elected to its Board of Directors. Dr. Cooper has extensive leadership experience in the pharmaceutical and biotechnology industries with expertise in transforming development stage companies into commercial organizations. Dr. Cooper was formerly the Chairman and Chief Executive Officer of Indevus Pharmaceuticals, Inc., a specialty pharmaceutical company focused on urology and endocrinology. Under his tenure, Indevus grew from a 25-employee development stage company to a fully integrated pharmaceutical organization with five marketed products, over $100 million in annual sales, and an advanced clinical pipeline. Indevus was acquired by Endo Pharmaceuticals, Inc. in March 2009.

“Dr. Cooper’s clinical background and proven business acumen make him an ideal addition to Repligen’s Board of Directors,” stated Walter C. Herlihy, President and Chief Executive Officer of Repligen. “Through his experience at Indevus, he will provide us with strategic leadership and guidance as we develop innovative products and work to build a sustainable biopharmaceutical company.”

Prior to joining Indevus in 1993, Dr. Cooper held numerous executive level positions, including President and Chief Executive Officer of Progenitor, Inc., Executive Vice President and Chief Operating Officer of Sphinx Pharmaceuticals Corporation, and various clinical and regulatory positions with Eli Lilly. Dr. Cooper has participated in the development, approval and commercialization of numerous drugs, including Prozac®, Axid®, Lorabid®, Ceclor®, SANCTURA® , SANCTURA XR®, Supprelin-LA®, and Vantas®. Dr. Cooper received an M.D. from Tufts University School of Medicine, performed his postdoctoral training in Internal Medicine and Infectious Diseases at the New England Deaconess Hospital and the Massachusetts General Hospital and received a B.A. from Harvard College.

About Repligen Corporation

Repligen Corporation is a biopharmaceutical company focused on the development of novel therapeutics for neurological disorders. In addition, we are the world’s leading supplier of recombinant Protein A, the sales of which partially fund the advancement of our development pipeline while supporting our financial stability. Repligen’s corporate headquarters are located at 41 Seyon Street, Building #1, Suite 100, Waltham, MA 02453. Additional information may be requested from www.repligen.com.

This press release contains forward-looking statements which are made pursuant to the safe harbor provisions of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. The forward-looking statements in this release do not constitute guarantees of future performance. Investors are cautioned that statements in this press release which are not strictly historical statements, including, without limitation, statements regarding current or future financial performance and position, management’s strategy, plans and objectives for future operations, plans and objectives for product development, plans and objectives for present and future clinical trials and results of such trials, plans and objectives for regulatory approval, litigation, intellectual property, product development, manufacturing plans and performance such as the anticipated growth in the monoclonal antibody market and our other target markets and projected growth in product sales, constitute forward-looking statements. Such forward-looking statements are subject to a number of risks and uncertainties that could cause actual results to differ materially from those anticipated, including, without limitation, risks associated with: the success of current and future collaborative relationships, the market acceptance of our products, our ability to compete with larger, better

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Repligen Elects Glenn L. Cooper, M.D. to the Board of Directors, August 25, 2009

financed pharmaceutical and biotechnology companies, new approaches to the treatment of our targeted diseases, our expectation of incurring continued losses, our uncertainty of product revenues and profits, our ability to generate future revenues, our ability to raise additional capital to continue our drug development programs, the success of our clinical trials, our ability to develop and commercialize products, our ability to obtain required regulatory approvals, our compliance with all Food and Drug Administration regulations, our ability to obtain, maintain and protect intellectual property rights for our products, the risk of litigation regarding our intellectual property rights, our limited sales and manufacturing capabilities, our dependence on third-party manufacturers and value added resellers, our ability to hire and retain skilled personnel, our volatile stock price, and other risks detailed in Repligen’s filings with the Securities and Exchange Commission. Repligen assumes no obligation to update any forward-looking information contained in this press release or with respect to the announcements described herein.

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